UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2017

Live Ventures Incorporated

(Exact name of registrant as specified in its charter)

Nevada	001-33937	85-0206668
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

325 E. Warm Springs Road, Suite 102

Las Vegas, Nevada 89119

(Address of principal executive office, including zip code)

(702) 939-0231

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 10, 2017, Vintage Stock Affiliated Holdings, LLC (“Holdings”) and Vintage Stock, Inc. (“Target Borrower,” and together with Holdings and each other person joined as a borrower from time to time, collectively the “Borrowers”), subsidiaries of Live Ventures Incorporated (the “Company”), entered into a First Amendment and Waiver to Term Loan Agreement (the “Amendment”) with Wilmington Trust, National Association (“Agent”), in its capacity as administrative and collateral agent for the lenders party to the Term Loan Agreement (as defined below), Capitala Private Credit Fund V, L.P., in its capacity as lead arranger (“Lead Arranger”), and the other parties thereto. The Amendment amends certain terms of the Term Loan Agreement dated November 3, 2016, as amended to date (the “Term Loan Agreement”) among Target Borrower, Holdings, Agent, Lead Arranger and the other parties thereto. The Amendment modifies certain requirements with respect to the maintenance by the Loan Parties (as defined in the Term Loan Agreement) of deposit or other accounts at banks or other financial institutions. The Amendment also waives, to the extent (including taking into account the cure provisions of Section 8.04 of the Term Loan Agreement) the Consolidated Total Leverage Ratio (as defined in the Term Loan Agreement) calculated as of the fiscal quarter ending December 31, 2017, of the Borrowers not being greater than 3.00 to 1.00, certain defaults more fully described in the Amendment as the “Known Existing Defaults” and, if the Borrowers fail to satisfy the Consolidated Total Leverage Ratio calculated as of the fiscal quarter ended September 30, 2017 as required under Section 7.11 of the Term Loan Agreement, which would constitute an Event of Default (as defined in the Term Loan Agreement) under Section 8.01(b) of the Term Loan Agreement, such Event of Default. As of the date of this Current Report on Form 8-K, the Borrowers expect to satisfy the Consolidated Total Leverage Ratio calculated as of the fiscal quarter ended September 30, 2017 as required under Section 7.11 of the Term Loan Agreement. The Amendment also confirms that fees and disbursements of outside counsel to Agent and Lead Arranger in connection with the Term Loan Agreement and the Amendment may be added back to Consolidated Net Income (as defined in the Term Loan Agreement) when calculating Consolidated EBITDA (as defined in the Term Loan Agreement), subject to the limitations set forth in the Term Loan Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Forward-Looking and Cautionary Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In accordance with the safe harbor provisions of this Act, statements contained herein that look forward in time that include everything other than historical information, involve risks and uncertainties that may affect the Company’s actual results. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar statements. The Company may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission (the “SEC”) on Forms 10-K, 10-Q and 8-K, in its annual report to stockholders, in press releases and other written materials and in oral statements made by its officers, directors or employees to third parties. There can be no assurance that such statements will prove to be accurate and there are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the Company, including, but not limited to, plans and objectives of management for future operations or products, the market acceptance or future success of our products, and our future financial performance. The Company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the Company’s Form 10-K for the fiscal year ended September 30, 2016, its Quarterly Report on Form 10-Q for the quarterly periods ended December 31, 2016, March 31, 2017, and June 30, 2017, and other filings with the SEC (available at http://www.sec.gov). The Company undertakes no obligation to publicly update or revise any statements in this Current Report on Form 8-K, whether as a result of new information, future events, or otherwise.

Item 9.01 Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	First Amendment and Waiver to Term Loan Agreement dated October 10, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIVE VENTURES INCORPORATED

Dated: October 13, 2017	By:	/s/ Jon Isaac
Jon Isaac, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment and Waiver to Term Loan Agreement dated October 10, 2017.